UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
JWC Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	27-3092187
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Huntington Avenue, Suite 2900
Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None

Title for each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates (if applicable): 333-168798
Securities to be registered pursuant to Section 12(g) of the Act:
Title of each class to be so registered
Units, each consisting of one share of Common Stock and one Warrant
Common Stock, par value $.0001 per share
Warrants to purchase Common Stock

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
Ex-3.1

Item 1. Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are the units, common stock and common stock purchase warrants of JWC Acquisition Corp. (the “Company”). The description of the units, common stock and common stock purchase warrants contained under the heading “Description of Securities” in the Registration Statement on Form S-1 (File No. 333-168798), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.
Item 2. Exhibits
The following exhibits have been filed as exhibits to the Registration Statement and are incorporated by reference herein:

Exhibit
No.	Description

3.1	Second Amended and Restated Certificate of Incorporation

3.2
Form of Amended and Restated By-laws (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-168798), filed with the Securities and Exchange Commission on September 23, 2010).

4.1
Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-168798), filed with the Securities and Exchange Commission on October 26, 2010).

4.2
Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-168798), filed with the Securities and Exchange Commission on September 23, 2010).

4.3
Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-168798), filed with the Securities and Exchange Commission on October 26, 2010).

4.4
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-168798), filed with the Securities and Exchange Commission on November 12, 2010).

10.1
Form of Investment Management Trust Agreement among Continental Stock Transfer & Trust Company, the Registrant and JWC Acquisition Security Corporation (Incorporated by reference to Exhibit 10.5 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-168798), filed with the Securities and Exchange Commission on October 26, 2010).

10.2
Form of Registration Rights Agreement among the Registrant, JWC Acquisition, LLC, John W. Childs, Adam L. Suttin, Arthur P. Byrne, David A. Fiorentino, Raymond B. Rudy, Jeffrey J. Teschke, William E. Watts, John K. Haley and Sonny King (Incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-168798), filed with the Securities and Exchange Commission on October 26, 2010).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: November 17, 2010

JWC ACQUISITION CORP.
By:	/s/ Adam L. Suttin
	Name:	Adam L. Suttin
	Title:	President